Exhibit 4.1
Dividend Reinvestment Plan — Participation Form
Only residents of Canada and the United States are eligible to participate in the Plan.
Do not complete this form if you wish to receive cash dividends only.
I wish to participate in the Dividend Reinvestment Plan (the “Plan”) of Brookfield Properties Corporation (the “company”). I hereby instruct the company to forward to the Agent under the Plan
50%                            or                            100%
of all cash dividends paid on all common shares of the company now or subsequently registered in my name and direct the Agent to invest such dividends in common shares of the company in accordance with the provisions of the Plan. I acknowledge that I have read the Plan and that my participation in the Plan will be subject to its terms and conditions. I also acknowledge that this authorization                                 to                                 enroll                        my common shares will remain in effect until I notify the Agent in writing in accordance with the Plan.

Date	Signature of Registered Shareholder

Registered Shareholder Account Number	Printed Name of Registered Shareholder
(see Distribution Cheque)
Daytime Telephone Number
Notes:
1.	Tick the appropriate box to indicate your preference. Where no preference is indicated, 100% of the cash dividends paid on all common shares registered in your name will be reinvested.
2.	If common shares are held jointly, all holders must sign. All signatures should be exactly as they appear on the share certificate(s).
3.	If your common shares are held in more than one account, a separate participation form must be completed for each account that you wish to participate.
4.	Where a participation form is executed on behalf of a corporation, partnership, association, agency, estate or trust, the Agent may require submission of satisfactory evidence of authority of the person executing the form.
5.	The Plan is administered by CIBC Mellon Trust Company. You can contact CIBC Mellon Trust Company at 416-643-5500 in Toronto, or toll free in the rest of North America at 1-800-387-0825.
If you wish to participate in this Plan, please complete this form and mail it or send it by facsimile to CIBC Mellon Trust Company, as follows:

By Mail:	CIBC Mellon Trust Company	By Fax:	CIBC Mellon Trust Company
	P.O. Box 7010		Investor Line
	Adelaide Street Postal Station		416-643-5501
Toronto, ON M5C 2W9
Non-registered holders should contact their intermediaries to discuss enrollment in the Plan and the administrative practices of that institution with regard to participation in the Plan.